U.S.  SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                    FORM S-1
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           ZEN RAKU ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           Colorado                    3269              20-8096131
(State or other jurisdiction    (Primary Standard      (IRS Employer
      of incorporation)             Industrial       Identification No.)
                                  Classification
                                   Code Number)

                                77 Lipan Street
                             Denver, Colorado 80223
                                (303) 825-4570
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)


                                Zen Z.  Pool, III
                                   President
                           Zen Raku Enterprises, Inc.
                                77 Lipan Street
                             Denver, Colorado 80223
                                (303) 825-4570
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                With a Copy to:

                               Jon D.  Sawyer, Esq.
                             Jin, Schauer & Saad LLC
                        600 Seventeenth St., Suite 2700S
                             Denver, Colorado 80202
                             Office (720) 889-2211
                               Fax (720) 889-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [ ]   Non-accelerated filer   [ ]
                                (Do not check if a smaller reporting company)
Accelerated filer          [ ]
Smaller reporting company  [ ]



                       CALCULATION OF REGISTRATION FEE
____________________________________________________________________________
                                               Proposed
                                   Proposed    Maximum
                                   Maximum     Amount of
Title of Each Class   Amount       Offering    Aggregate
of Securities to      to be        Price       Offering     Registration
be Registered (2)     Registered   Per Share   Price (3)    Fee(1)
____________________________________________________________________________

Common Stock          400,000      $0.50       $200,000     $ 14.26
____________________________________________________________________________

(1)  Represents the minimum registration fee.

(2) We intend to offer a minimum of 100,000 shares of our common stock (the "Shares") up to a maximum of 400,000 Shares. We will establish an escrow account and all proceeds will be deposited into said account until such time as the minimum subscription, or $50,000 is raised, at which time the funds will be released to us for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.



   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 23, 2010

                                  PROSPECTUS

                            ZEN RAKU ENTERPRISES, INC.
              100,000 shares of common stock (Minimum Offering)
              400,000 shares of common stock (Maximum Offering)
                                 $0.50 Per Share

     This is the initial offering of common stock of Zen Raku Enterprises, Inc. No public market currently exists for these shares. Zen Raku Enterprises, Inc. is offering for sale a minimum of 100,000 shares, up to a maximum of 400,000 shares of its common stock on a "self-underwritten," best efforts basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a price of $0.50 per share for a period of one hundred and twenty (120) days from the date of this prospectus, subject to a ninety (90) day extension. There is no minimum amount of shares required to be purchased by any particular investor.

     Zen Raku Enterprises, Inc. is a company with a limited operating history. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Before investing, you should carefully read this prospectus and, particularly, the "Risk Factors" section, beginning on page 6.

     Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, passed upon the truthfulness or accuracy, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

                              Public     Underwriting     Proceeds to
                             Offering      or Sales         Zen Raku
                              Price      Commissions     Enterprises, Inc.
                             --------    -----------     -----------------
Common Stock (1)
Total Offering -
  Minimum Offering (2)(3)     $0.50         $ 0             $ 50,000
  Maximum Offering            $0.50         $ 0             $200,000

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
______________________

(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2) Pending the receipt and payment of any checks gathered to satisfy the $50,000 minimum, all proceeds will be held in a non-interest bearing escrow account by the Escrow Agent for this offering. The Escrow Agent is Corporate Stock Transfer, Inc., who has the sole signature authority over this account and determines whether the minimum offering requirements are satisfied. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period, for a potential total of 210 days. See "Use of Proceeds" and "Plan of Distribution".

(3) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $______. See "Use of Proceeds" and "Dilution".
________________________



              Subject to Completion, Dated December 23, 2010


















                                      2


                              TABLE OF CONTENTS

                                                                      Page

SUMMARY OF PROSPECTUS ..............................................    5
     General Information About Our Company .........................    5
     The Offering ..................................................    5

RISK FACTORS .......................................................    7
     Risks Associated with Our Company .............................    7
     Risks Associated with this Offering ...........................   10

USE OF PROCEEDS ....................................................   12

DETERMINATION OF OFFERING PRICE ....................................   13

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES ......................   14

INVESTOR SUITABILITY REQUIREMENTS ..................................   15

PLAN OF DISTRIBUTION ...............................................   15

LEGAL PROCEEDINGS ..................................................   16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .......   16
     Background Information about Our Officers and Directors .......   16

EXECUTIVE COMPENSATION .............................................   18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .....   18
     Future Sales by Existing Stockholders .........................   19

DESCRIPTION OF SECURITIES ..........................................   19
     Common Stock ..................................................   19
     Preferred Stock ...............................................   19
     Options .......................................................   19
     Shares Eligible for Future Sale ...............................   19
     Rule 144 ......................................................   20

INDEMNIFICATION ....................................................   20

DESCRIPTION OF BUSINESS ............................................   21
     General Information ...........................................   21
     Product Background and Description ............................   21
     Construction of Kiln ..........................................   21
     Firing of Kiln ................................................   22
     Industry Overview .............................................   22
     Customers .....................................................   23
     Marketing and Marketing .......................................   23
     Raw Materials .................................................   23
     Competition ...................................................   23
     Employees .....................................................   23
     Government and Industry Regulation ............................   24


                                      3



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS ........................................   24
     Results of Operations for the year ended December31, 2009
      Compared to the year ended December 31, 2008 and for the
      nine months ended September 30, 2010 as compared to the
      nine months ended September 30, 2009 .........................   24
     Liquidity and Capital Resources ...............................   25
     Plan of Operation .............................................   26
     Proposed Milestones to Implement Business Operations ..........   26
     Recently Issued Accounting Pronouncements .....................   27
     Seasonality ...................................................   28

DESCRIPTION OF PROPERTY ............................................   28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .....................   28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...........   28
     Reports .......................................................   29
     Stock Transfer Agent ..........................................   30

SUBSCRIPTION AGREEMENT AND PROCEDURES ..............................   30

EXPERTS AND LEGAL COUNSEL ..........................................   30

AVAILABLE INFORMATION ..............................................   30

FINANCIAL STATEMENTS ...............................................  F-1






















                                      4


                          ZEN RAKU ENTERPRISES, INC.
                               77 Lipan Street
                           Denver, Colorado 80223


                            SUMMARY OF PROSPECTUS


General Information about Our Company

     Zen Raku Enterprises, Inc. was incorporated in the State of Colorado on May 28, 2004. References in this document to "us," "we," or "Company" refer to Zen Raku Enterprises, Inc.

     We are in the business of manufacturing and selling a pottery kiln known as the Zen Raku Kiln. All of our operations are located in the State of Colorado. Our headquarters are located at 77 Lipan Street, Denver, Colorado 80223. Our phone number at our headquarters is (303) 825-4570. Our fiscal year end is December 31.

The Offering

     Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered       A minimum of 100,000 shares and up to a
                               maximum of 400,000 shares of common stock, no par value.

Offering Price per Share       $0.50

Offering Period                The shares are being offered for a period not
                               to exceed 120 days, unless extended by our board of directors for an additional 90 days.

Gross Proceeds to Our          $ 50,000 (Minimum Offering)
Company                        $200,000 (Maximum Offering)

Use of Proceeds                We intend to use the proceeds of this offering
                               to pay for advertising, research and develop-ment, general administrative expenses and for the costs of the offering. See "Use of Proceeds."

Number of Shares Outstanding   9,500,000
Before the Offering

Number of Shares Outstanding   9,600,000 (minimum offering)
After the Offering             9,900,000 (maximum offering)

Plan of Distribution           This is a self-underwritten offering.  This
                               prospectus is part of a registration statement that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. The officers and directors will not purchase Shares in this offering, including, but not limited to, purchases of Shares in order to reach the minimum offering amount.


                                      5


Escrow Account                 Pending sale of the $50,000 minimum, all
                               proceeds will be held in non-interest bearing escrow account by the Escrow Agent for this offering. The Escrow Agent is Corporate Stock
                               Transfer, Inc. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow
                               Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period, for a potential total of 210 days.
                               See "Use of Proceeds" and "Plan of
                               Distribution."

Investor Suitability
Requirements                   This offering is limited to investors resident
                               in Colorado, ______________ and ____________.
                               Purchasers in any subsequent trading market must comply with the applicable securities laws of the State in which they purchase our common stock.

Subscription Agreement and
Procedures                     We will accept no subscriptions or indications
                               of interest until our registration statement is effective. At that point, all subscrip-tions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. Subscriptions are not binding until accepted.

Risk Factors                   An investment in these securities involves an
                               exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the information set forth in the "Risk Factors" section.





                                      6


                                 RISK FACTORS

     An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

Risks Associated With our Company:

We had a net loss of $(7,500) for the twelve months ended December 31, 2009 and a net loss of $(7,963) for the twelve months ended December 31, 2008.

     For the twelve month period ended December 31, 2009, we generated a total of $10,012 in revenue. In addition, for the twelve month period ended December 31, 2009, we had a net loss of $7,500. For the twelve month period ended December 31, 2008, we generated a total of $14,697 in revenue. In addition, for the fiscal year ended December 31, 2008, we had a net loss of $7,963. Historically, we have sold only minimal numbers of our products. We have had profitable years, but we have not been profitable in the last two fiscal years. We are uncertain whether our products will achieve market acceptance such that our revenues will increase or whether we will be able to achieve significant revenue. In addition, we currently have no backlog of orders. Market acceptance for our products and other factors that are beyond our control make it difficult for us to accurately forecast our quarterly and annual revenue. However, we use our forecasted revenue to establish our expense budget. Most of our expenses are fixed in the short term or incurred in advance of anticipated revenue. As a result, we may not be able to decrease our expenses in a timely manner to offset any revenue shortfall. We attempt to keep revenues in line with expenses but cannot guarantee that we will be able to do so.

Because of the history of minimal sales of our single product, it is difficult to project the amount of future revenues and we may never generate significant revenue.

     Our product revenue, expense and operating results have varied in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. These factors include, among others:

     * the willingness and financial ability of schools to purchase our kilns;

     * the timing of orders from our customers and the possibility that these customers may change their order requirements with little or no advance notice to us;

     * the deferral of customer orders in anticipation of new products from us or other providers of similar products;

     * the ongoing need for our product;

     * the uncertainty regarding the adoption of our current and any future products; and

     * the rate of growth of the markets for our products.


                                      7


We have a history of limited operations.

     We commenced our operations in May 2004 as a compliment to the business of Mile Hi Ceramics, a ceramics manufacturer which is owned by Zen Z. Pool, our founder and President. About 40% of the sales since inception have been made to Mile Hi Ceramics, which is our largest dealer. During the last two fiscal years our sales were between $10,000 and $15,000 annually and we lost between $7,500 and $8,000 each year. During the nine months ended
September 30, 2010 our sales were only $6,236 and we had a net loss of $15,553.

     We may continue to incur net losses for the foreseeable future as we continue to further develop our business. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this "Risk Factors" section. We cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

     Based upon current plans, we expect to operate close to breakeven in the near term at least until we complete this public offering, and then for the next 12 months thereafter. We expect approximately $15,000 to $18,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will probably cause us to go out of business.

We have no experience as a public company.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

We are implementing a strategy to grow and expand our business, which may not generate increases in our revenues.

     We intend to expand our business, and we plan to incur expenses associated with our growth and expansion. We will need to generate greater revenues to offset expenses associated with our growth, and we may be unsuccessful in achieving greater revenues, despite our attempts to grow our business. If our growth strategies do not result in increased revenues, we may have to abandon our plans for further growth or may even reduce the current size of our operations.

Because we are small and do not have much capital, we must limit our operations. A company in our industry with limited operations has a smaller opportunity to be successful.

     Because we are small and do not have much capital, we must limit our operations. We must limit our operations to providing a limited range of


                                      8

products and services as the only area in which we operate. Because we may have to limit our operations, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

Because our current officers and directors are involved with other businesses, one of which is in the same industry, the manner in which we operate may create the possibility of a conflict of interest.

     All of our officers and directors are also involved with other businesses and Mr. Pool also serves as President of Mile Hi Ceramics, Inc. which is in the same industry. These other arrangements could create conflicts of interest with respect to our operations. Each of our officers and directors is aware of their responsibilities with respect to corporate opportunities and plans to operate our Company in such a manner as to minimize the effect of any conflict of interest. Each officer and director has agreed to contract with the Company on the same or better terms and conditions than each would with unaffiliated third parties. Each of these officers and directors will use their best judgments to resolve all potential conflicts. We cannot guarantee that any potential conflicts can be avoided.

Our success will be dependent upon our management.

     Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of any or all of these individuals, particularly Mr. Pool, could have a material, adverse impact on our operations. We have no written employment agreements with any officers and directors, including Mr. Pool. We have not obtained key man life insurance on the lives of any of these individuals.

Since our President and Chief Executive Officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations.

     Zen Z. Pool, our President and Chief Executive Officer, currently devotes approximately five hours per week providing management services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Pool to our business would negatively impact our business development.

     He focuses most of his time as President and Chief Executive Officer of Mile Hi Ceramics, Inc. which is engaged in the business of manufacturing various ceramics products.

We are a relatively small company with limited resources compared to some of our current and potential competitors, which may hinder our ability to compete effectively.

     Some of our current and potential competitors have longer operating histories, significantly greater resources, broader name recognition, and a larger installed base of clients than we have. As a result, these competitors may have greater credibility with our potential new clients. They also may be able to adopt more aggressive pricing policies and devote

                                      9


greater resources to the development, promotion and sale of their kiln products than we can to ours, which would allow them to respond more quickly than us to changes in client requirements. Two of our larger competitors are Olympic Kilns, Inc. and Paragon Industries, L.P.

We may be unable to hire and retain key personnel.

     Our future success depends on our ability to attract qualified sales personnel. We may be unable to attract these necessary personnel. If we fail to attract or retain skilled employees, we may be unable to generate sufficient revenue to offset our operating costs.

We may need to substantially invest in marketing efforts in order to grow our business, which will be expensive.

     In order to grow our business, we will need to develop and maintain wider spread recognition and acceptance of our company and our products. We plan to rely primarily on word of mouth from our existing contacts we develop personally through industry events to promote and market ourselves. To date, marketing and advertising expenses have been negligible. If we fail to successfully market and promote our business, we could lose potential clients to our competitors, or our growth efforts may be ineffective. If we incur significant expenses promoting and marketing ourselves, it could delay or completely forestall our profitability.

Our directors have the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

     The current members of our Board of Directors beneficially own, in the aggregate, approximately 95% of our common stock, on a fully diluted basis. As a result, if they choose to vote in concert, our directors are collectively able to significantly influence the outcome of any corporate matters submitted to our stockholders for approval, including any transaction that might cause a change in control, such as a merger or acquisition. It is unlikely that stockholders in favor of a matter, which is opposed by the Board of Directors, would be able to obtain the number of votes necessary to overrule the vote of the Board of Directors. Further, the control by the directors means that they may make decisions for us with which you may disagree or that you may feel are not in our best interests.

Risks Associated with this Offering:

Buying low-priced penny stocks is very risky and speculative.

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock

                                      10

transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We are selling this offering without an underwriter and may be unable to sell any shares.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

You will incur immediate and substantial dilution of the price you pay for your shares.

     Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. As of September 30, 2010, our net tangible book value (assuming that a total of 9,500,000 Common Shares were issued and outstanding) was $(13,131) or approximately $(0.0014) per share. Assuming that $165,000 of maximum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.50 per share will be approximately $0.4847 per share, and the gain by existing investors will be approximately $0.167 per share. Assuming that $15,000 of minimum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.50 per share will be approximately $0.4998 per share, and the gain by existing investors will be approximately $0.0016 per share.

Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities.

     There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

                                      11

The over-the-counter market for stock such as ours has had extreme price and volume fluctuations.

     The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

All of our common stock is restricted but could become eligible for resale under Rule 144; this could cause the market price of our common stock to drop significantly, even if our business is doing well.

     Of our total outstanding shares following this offering, 9,500,000 or 99% (minimum) or 96% (maximum) are restricted from immediate resale but may be sold into the market subject to volume and manner of sale limitations under Rule 144 beginning in ____________,2011. This could cause the market price of our common stock to drop significantly, even if our business is doing well. After this offering, we will have outstanding 9,900,000 shares (maximum) or 9,600,000 (minimum) of common stock based on the number of shares outstanding at September 30, 2010. This includes the common shares we are selling in this offering, which may be resold in the public market immediately.

     As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

We do not expect to pay dividends on common stock.

     We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

                               USE OF PROCEEDS

     We have estimated the total proceeds from this offering to be $ 50,000, assuming a minimum subscription, or $200,000, assuming all shares are sold, which we cannot guarantee. These proceeds do not include offering costs, which we estimate to be $35,000. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:




                                      12



                                           Minimum      Total       Maximum
                                           Offering   Proceeds of   Offering
                                          ($50,000)    $100,000    ($200,000)
                                          ----------  -----------  ----------

Total Proceeds                              $50,000    $100,000     $200,000
  Less: Estimated Offering Expenses (1)      35,000      35,000       35,000
                                            -------    --------     --------
Proceeds to Us:                             $15,000    $ 65,000     $165,000
                                            =======    ========     ========

Development of new models of kiln (2)       $10,000    $ 25,000     $ 40,000

Working Capital (3)                         $ 5,000    $ 40,000     $125,000
_________________________

(1) Offering expenses include legal, accounting, printing, and escrow agent fees. The escrow agent fees are estimated at $1,000.

(2) We plan to spend these funds on researching and developing new models for our kiln which include newer, state of the art methods of firing the kiln and building prototypes of such kilns.
(3) We plan to spend our working capital in the following areas: Some of the funds will be used to upgrade our website. The remaining funds will be used for advertising and general and administrative expenses. The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

     * Sales generated from existing customers,
     * The development of new models of our kilns,
     * Administrative expenses, and
     * Other requirements not now known or estimable.

     Until we use the net proceeds for the above purposes, we intend to invest such funds in short-term interest-bearing investment grade obligations and deposit accounts.

     If we raise an amount between the minimum and maximum, we will use the excess amount above the minimum but below the maximum to expand our operations, as discussed above.

     We believe that our available cash and existing sources of funding, together with the minimum proceeds of this offering and interest earned thereon, will be adequate to maintain our current and planned operations for at least the next twelve months.

                        DETERMINATION OF OFFERING PRICE

     The offering price of the shares has been determined arbitrarily by us. We considered no aspect of our capital structure in determining the offering price or the number of shares to be offered. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of our securities.



                                      13


                DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. As of September 30, 2010, the net tangible book value of our shares was $(13,131), or approximately $(.0014) per share, based upon 9,500,000 shares outstanding.

     Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering, other than that resulting from the sale of the minimum (maximum) Shares and receipt of the proceeds of $50,000 ($200,000), less offering expenses of $35,000, the net tangible book value of the 9,900,000 shares to be outstanding, assuming a maximum subscription, will be $151,869, or approximately $0.0153 per Share. If the minimum number of Shares are sold, of which there can be no guarantee, the net tangible book value of the 9,600,000 shares to be outstanding would be $1,869, or approximately $0.0002 per share. Accordingly, the net tangible book value of the Shares held by our existing stockholders will be increased by $0.0167 per share, assuming a maximum subscription and by $0.0016 assuming a minimum subscription. Assuming a maximum subscription, without any additional investment on their part, and the purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.50 per Share) of $0.4847 per share. If we sell the minimum amount, they will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.50 per Share) of $0.4998 per share.

     After completion of the sale of the minimum number of shares in this offering, the new shareholders will own approximately 1.04% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $0.50 per Share. Upon completion of the sale of the maximum number of Shares in this offering, the new shareholders will own approximately 4% of the total number of shares then outstanding, for which they will have made a cash investment of $200,000, or $0.50 per Share. The existing stockholders will own approximately 99% and 96% based on the minimum and maximum proceeds received of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $15,100 or $0.0016 per share.

     The following table illustrates the per share dilution to new investors, assuming both the minimum and maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to September 30, 2010 or the date of this registration statement:



                                     14



                                                Minimum      Maximum
                                                Offering     Offering
                                                --------     --------

Public Offering Price Per Share                 $ 0.50       $ 0.50
Net Tangible Book Value Prior to this Offering  $-0.0014     $-0.0014
Net Tangible Book Value After Offering          $ 0.0002     $ 0.0153
Immediate Dilution Per Share To New Investors   $ 0.4998     $ 0.4847

     The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                                    Total
                                -------------------------------------------
                          Price     Number of    Percent of   Consideration
                        Per Share  Shares Held   Ownership        Paid
                        ---------  -----------  ------------  -------------
Existing Stockholders    $ 0.002    9,500,000   99.0% (min.)
                                                96.0% (max.)    $ 15,000
Investors in This
 Offering (Minimum)      $  0.50      100,000       1.0%        $ 50,000

Investors in This
 Offering (Maximum)      $  0.50      400,000       4.0%        $200,000


                       INVESTOR SUITABILITY REQUIREMENTS

Geographical Requirements

     This offering is limited to investors resident in Colorado, ___________ and ___________.

     Purchasers in any subsequent trading market must comply with the applicable securities laws of the State in which they purchase our common stock.


                             PLAN OF DISTRIBUTION

     The officers and directors will not purchase Shares in this offering, including, but not limited to, purchases of Shares in order to reach the minimum offering amount.

     In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We believe that Messrs.
Zen Z. Pool, III, Walter Nathan and Susan Pool specifically meet the provisions of Rule 3a4-1(a)(1)-(3) and (4)(ii) because they are not subject to a statutory disqualification, as that term is defined under Section 3(a)39 of the Securities Exchange Act of 1934; they will not be compensated, directly or indirectly for their participation in the offering; they will not be, at the time of his participation, an associated person of a broker or dealer; and all three will meet all of the elements of Rule 3a4-1(a)(4)(ii).

                                     15



     The Shares will be sold at the fixed price of $0.50 per Share until the completion of this offering. There is no minimum amount of subscription required by any particular investor.

     This offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us for a potential total of 210 days. (the "Expiration Date").

     Pending the receipt and payment of any checks gathered to satisfy the $50,000 minimum, all proceeds will be held in a non-interest bearing escrow by the Escrow Agent for this offering. The Escrow Agent is Corporate Stock Transfer, Inc., who has the sole signature authority over this account and determines whether the minimum offering requirements are satisfied. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period, for a potential total of 210 days. Once the minimum offering requirements are satisfied, the funds will be released to us for use in the implementation of our business plans. (See "Use of Proceeds".) The offering will then continue until the maximum offering is sold and the total of $200,000 is received, or the offering expires, whichever first occurs. Once the maximum amount has been raised, all funds collected up to the maximum will be deposited directly into our operating bank account for use in operations. In the event the minimum offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.


                              LEGAL PROCEEDINGS

     We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Each of our directors is elected by the stockholders to a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees.









                                      16


     The name, address, age and position of our officers and directors is set forth below:

Name and Address           Age     Position(s)
----------------           ---     -----------

Zen Z. Pool, III           57      President, Chief Executive Officer and
77 Lipan Street                    Director
Denver, Colorado 80223

Walter C. Nathan           57      Chief Financial Officer, Treasurer, and
77 Lipan Street                    Director
Denver, Colorado 80223

Susan Pool                 55      Secretary and Director
77 Lipan Street
Denver, Colorado 80223

     The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors

     Zen Z. Pool has been the President, Chief Executive Officer and a Director of our company since its inception in May 2004. Our company has been somewhat of a sideline business for him while he worked full time with Mile Hi Ceramics, Inc. He has been the owner of Mile Hi Ceramics, Inc. and served as its President since 1990. Mile Hi Ceramics, Inc. was established in 1954. Mr. Pool started working for Mile Hi Ceramics, Inc. in 1975 working as a kiln repairman and learned every aspect of the business. He has also served as a Committee and a Board member of the National Ceramic Manufacturers Association, the Ceramic Institution of Art, Intermountain Ceramic Association, and the Colorado Art Education Association. He is a current member of the National Council on the Education of Ceramic Arts. During the last 3 years Mr. Pool has devoted approximately 15-20 hours per month to the business of our company and once this offering is completed he expects to devote approximately 20 hours per month to our business, depending on the amount of proceeds raised in the offering.

      Walter C. Nathan has served as Chief Financial Officer, Treasurer and director of our company since January 2005. Since February 2003, he has been employed by Manor Insurance Agency selling both personal and commercial lines of insurance. From 1990 to 2003, he was an independent insurance agent with Gold-Mark Insurance Agency where he specialized in all lines of personal insurance, including auto, home, life, and health. From 1987 to 1990, he was President of Mile High Investments, Inc., a private company involved in the acquisition and development of a real estate property. He received his B.S. Degree in Business Finance from the University of Northern Colorado in 1974. He will devote approximately ten hours per month to our affairs.

     Susan Pool has served as Secretary and as a director of our company since February 2005. From 1996 until 2003, she owned and operated a small embroidery company, Rocky Mountain Embroidery. She will devote a minimum of five hours per week to carry out her responsibilities with us. She is the wife of Zen Zachariah Pool III.



                                      17


                            EXECUTIVE COMPENSATION

     None of our officers and directors are compensated for the work they perform on our behalf. However, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our management, but currently, no such plans have been approved. In addition, none of our officers, directors or employees is a party to any employment agreements.

     During the years ended December 31, 2008 and 2009, and for the period since January 1, 2010, Mr. Pool was not paid any salary directly by the Company, but for the years ended December 31, 2008 and 2009, the Company has accrued a liability of $4,500 per year to Mile Hi for Mr. Pool's services, and for the nine months ended September 30, 2010, the Company accrued a similar liability of $3,375.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. A total of 9,500,000 shares are issued and outstanding.


                                                           Percentage of Ownership
                                  Number of   Number of  ----------------------------
                                  Shares      Shares                 After Offering
  Name and Address                Before      After      Before     -----------------
of Beneficial Owner (1)           Offering    Offering   Offering   Minimum   Maximum
-----------------------           ---------   ---------  --------   -------   -------
Zen Z.  Pool, III
77 Lipan Street
Denver, CO  80223                 8,500,000   8,500,000    89.5%      88.5%     85.9%

Susan Pool                                0           0
77 Lipan Street
Denver, CO  80223

Walter C.  Nathan                   500,000     500,000     5.3%       5.2%      5.1%
77 Lipan Street
Denver, CO  80223

Underwood Family Partners, Ltd.     500,000     500,000     5.3%       5.2%      5.1%
1610 Wynkoop Street, Suite 100
Denver, CO  80202

All Officers and Directors
as a Group (three persons)        9,000,000   9,000,000    94.8%      93.8%     90.9%
__________________

(1)  All shares owned beneficially and of record.


                                      18


Future Sales by Existing Stockholders

     A total of 9,500,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share and 1,000,000 shares of Preferred Stock, no par value per share to have such preferences as our board of directors may determine from time to time. At September 30, 2010, a total of 9,500,000 common shares and no shares of Preferred Stock were issued and outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

     Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options

     We have not issued any options or other derivative securities.

Shares Eligible for Future Sale

     When we complete the maximum offering, we will have 9,900,000 outstanding shares of common stock. The 400,000 shares of our common stock sold in this offering will be freely transferable unless they are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be restricted, which means they were originally issued in offerings that were not registered on a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144.

                                      19


Rule 144

     In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell publicly within any three-month period a number of shares that does not exceed the greater of:

     1% of the number of shares of our common stock then outstanding, which will equal approximately 99,000 shares immediately after the maximum offering; or the average weekly trading volume of our common stock on OTC Bulletin Board during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

     Sales under Rule 144 are governed by manner of sale provisions and notice requirements and to the availability of current public information about us. Commencing 90 days after the date of this prospectus, Mr. Pool will be eligible to begin selling up to 8,000,000 shares of our common stock. As of ________ __, 2011, all of the 9,500,000 restricted shares of our common stock will be eligible for sale pursuant to Rule 144, if these volume and manner of sale limitations are complied with. We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.


                               INDEMNIFICATION

     Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to provide indemnification to the fullest extent permitted by the laws of the State of Colorado.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.




                                      20




     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                           DESCRIPTION OF OUR BUSINESS

General Information

     We were incorporated in the State of Colorado on May 28, 2004. Our business was originally started in 1991 and was operated under the name of Zen Pottery Equipment, Inc. until it transferred the assets and liabilities to Zen Raku Enterprises, Inc. in October 2004.

     We are in the business of manufacturing and selling a pottery kiln known as the Zen Raku Kiln. We own the tradename to this product. However, none of the technology is patented. All of our operations are located in the State of Colorado. We have generated steady but limited revenues over the past five years, and we had a net loss for the last two years. We plan to use our status as a public company to expand our operations. However, there can be no assurance that this objective will be achieved.

Product Background and Description

     The raku firing process was developed primarily to produce ware for the Zen tea ceremony during the late 16th century in Japan. It was introduced in the West in the early 1900's and it has only recently become popular with American potters. The raku process involves a rapid firing of unglazed or low fire glazed pieces. Pots are removed from the red hot kiln and smoked in an air-tight container of leaves, grass or other combustible material. The heavy reduction caused by this leaves the unglazed surfaces gray or black. Glazed areas often have a luster or crackle effect. Raku firing is fast with the entire process taking about one hour as compared to 12 to 24 hours for a stoneware firing. The raku process lets you watch the glazes progress from a dry powder, to bubbles, to a melted glossy glass finish.

Construction of Kiln

     The Zen Raku Kiln is constructed of vacuum formed fiber insulation which is rigid and durable without any seams. This vacuum formed insulation is custom built for us by our supplier. This gives the kiln excellent insulating properties and yet the kiln is very lightweight (27 pounds). The exterior of the kiln is constructed of steel. The inside dimensions are 16 inches by 24 inches. It has a top exhaust port and a side view port. The burner is a venturi, accompanied by a brass needle valve, automatic safety shutoff equipment and a burner stand for stability. The size and weight of the kiln make it very portable and it can be set up in just a few minutes.


                                      21



Firing of Kiln

     Firing times for raku are very fast compared to traditional methods.
The first firing takes 15 to 40 minutes. This is the longest time because it has to heat up the brick stand, shelf, posts, etc. Consecutive firings take 1 to 20 minutes. In classroom sessions the time factor for traditional kilns can be a problem, but with our raku kiln many pieces can be fired in a short period. Our short firing times also save on propane gas. A 100 pound bottle of propane supplies many hours of firing (approximately 50 loads of pots).

Industry Overview

     We manufacture our kiln at a 40,000 square foot facility owned by Mile Hi Ceramics, Inc. ("Mile Hi") in Denver, Colorado. Mile Hi is 51% owned by our President. Mile Hi conducts its business of manufacturing and selling ceramics at this facility, and it has verbally agreed to allow us to use a small area in the facility to store our parts and inventory and to make the kilns. Our kiln is manufactured under a verbal agreement with Mile Hi. We also sell products from time to time to Mile Hi which, in turn, resells the products to its customers. The terms for our sales to Mile Hi are the same terms we use with our other dealers.

     Our kiln is manufactured through an assembly process in our facility by employees of Mile Hi. There are three primary components to the kiln: the insulation; the metal shell; and the burner assembly. We purchase the insulation, already formed, from a third party, Rex Roto, of Flowerville, Michigan, under an oral contract. We purchase metal sheets for the metal shells from various third parties as needed from time to time under oral contracts. We purchase our burner components from Metro Gas, of Denver, Colorado under an oral contract. We purchase these components in amounts which we believe are sufficient to have inventory for our assembly process. All of the component parts are readily available.

     Our kiln is suitable for firing most varieties of pottery which may be produced individually, as opposed to a mass production basis. Our basic plan is to increase our operations, increase advertising in industry publications, complete the development of new models for sale, and increase our dealer base.

     All operational decisions will be made solely by our management. Our management has had extensive experience in this business.

     We have no full-time employees. We may hire full-time or part-time employees in the future, if our business expands to justify such an expense. We do not believe that the skill level required to manufacture our product would necessitate extensive experience or training. Therefore, we believe that potential employees would be readily available. Our President, Secretary, and Treasurer have agreed to allocate a portion of their time to our activities, without compensation, as part-time employees. These officers anticipate that they can implement our business plan by their collectively devoting approximately 30 hours per month to our business affairs. Their time will be spent purchasing materials, preparing and collecting invoices, supervising construction, exhibiting products at trade shows and final inspections of products.


                                      22


Customers

     Our customers are persons and schools who make individual pieces of pottery as contrasted to those who mass produce pottery. Individual persons may make pottery as a hobby or they may make it to resell. Sales to schools have increased to approximately 80% of our total sales and our kiln is now cataloged by a major school supply chain.

Markets and Marketing

     We target the customer who makes pottery on an individual basis and not using mass production techniques. We emphasize the quality of the product we have designed and attempt to appeal to a niche market. In this respect, we believe that we fill markets not generally targeted by most other manufacturers. We market our products by direct mail and through manufacturer's representatives. Our kiln is also on several pottery and ceramic supply companies' websites in addition to the website of Mile Hi Ceramics. One of our principal representatives is National Art Supply Company, which advertises our product in their catalogue. In addition, we place advertisements in national publications, such as Ceramics Monthly and Clay Times. We sell all of our product through our manufacturer's representatives, including Mile Hi Ceramics. Our officers and directors are also available to act as sales representatives for our product.

Raw Materials

     The use of raw materials is a material factor in our operations. However, the raw materials we use are readily available. We do not see any potential problem in acquiring enough raw materials for our operations. As of September 30, 2010, we had $1,463 in materials inventory.

Competition

     We are in the business of manufacturing and selling our Zen Raku Kiln. In the past, manufacturers of such a product have had difficulty in competing with large foreign manufacturers based in various locations but principally in China, Brazil, Taiwan, and Korea. As a result of this competition, U.S. manufacturers have generally not been profitable. Because we manufacture for a targeted, niche market, which is based upon the size of the kiln, we believe that we can continue to compete. We have successfully competed in the past because we captured a steady, recurring segment of the market and have outlasted several of our competitors. However, we have a number of established competitors, which sell brick kilns, virtually all of which are larger and better capitalized than we are and/or have greater personnel resources and technical expertise. These large competitors include Olympic Kilns, Inc. and Paragon Industries, L.P. In view of our combined limited financial resources and limited management availability, we believe that we will continue to be at a significant competitive disadvantage compared to our competitors. There can be no guarantee that we will be able to compete successfully in the future.

Employees

     At as of the date hereof, our only employees are our three officers and directors who do not receive a salary. Mile Hi Ceramics, Inc. has charged the Company $4,500 per year for 2008 and 2009 for the services Mr. Pool provided to the Company and it is expected that a similar charge will be made for 2010. We also use employees of Mile Hi to assemble our kilns and we reimburse Mile Hi based on rates for similar services in the Denver area. We reimbursed Mile Hi $1,350 during each of the years ended December 31, 2008 and December 31, 2009. We do not plan to hire additional employees in the future.


                                      23



     We will continue to use the services of Mile Hi employees as needed from time-to-time for specific projects. We reimburse our officers for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve the payment of salaries for our management, but currently, no such plans have been approved. We do not currently pay for vacation, holidays or provide major medical coverage. None of our officers or directors is a party to any employment agreement. However, we may adopt such plans in the future.

Government and Industry Regulation

     We are not subject to any material government or industry regulation.


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Results of Operations for the year ended December 31, 2009 compared to the year ended December 31, 2008

     Revenues of $10,012 for the year ended December 31, 2009 were lower than the revenues of $14,697 for the year ended December 31, 2008. The primary reason for the decline was the reduced amount available for capital expenditures in school budgets.

     The cost of goods sold for the year ended December 31, 2009 was $7,801 as compared to $12,625 for the year ended December 31, 2008. The decrease in cost of goods sold was primarily due to the lower level of sales in 2009.

     The operating expenses were $9,730 for the year ended December 31, 2009 as compared to $10,002 for the year ended December 31, 2008.

     The net loss for the year ended December 31, 2009 was $(7,500) as compared to the net loss of $(7,963) for the year ended December 31, 2008.

Results of Operation for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009

     Revenues of $6,236 for the nine months ended September 30, 2010 were lower than the revenues of $7,836 for the nine months ended September 30, 2009, primarily due to the fact that schools had a reduced amount available in their budgets for capital expenditures in the most recent nine month period.


                                      24



     The cost of goods sold for the nine months ended September 30, 2010 was $4,516 as compared to $$6,685 for the nine months ended September 30, 2009. The decrease in cost of goods sold was primarily due to the lower level of sales in the most recent nine months.

     The operating expenses were $16,749 for the nine months ended September 30, 2010 as compared to $6,635 for the nine months ended September 30, 2009. The primary reason for the increase was the $9,150 paid for professional fees in the most recent nine months for legal and accounting fees related to our public offering.

     The net loss for the nine months ended September 30, 2010 was ($15,553) as compared to the net loss of ($5,523) for the nine months ended September 30, 2009. The primary reason for the increase was due to the increased legal and accounting fees in the most recent nine months.

     We plan to make every effort to keep operating expenses relatively constant except for the increase in sales and marketing. If our sales efforts are unsuccessful, we will reduce or eliminate them. If we are able to increase sales significantly we may decide to raise additional financing to help finance the growth. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

     We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover our operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources

     As of September 30, 2010, we had a negative $14,118 of working capital compared to a negative $2,578 of working capital as of December 31, 2009.

     Net cash used for operating activities was $13,179 during the nine months ended September 30, 2010 as compared to net cash used for operating activities of $1,122 during the nine months ended September 30, 2010.

     There was $12,446 of cash flows provided by financing activities during the nine months ended September 30, 2010 as compared to no cash flows provided or used for financing activities during the nine months ended September 30, 2009.

     We believe that the offering will provide sufficient capital in the short term for our current level of operations. This is because we believe that we can generate sufficient sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources will be needed to increase our advertising and marketing, and to develop new models of our kiln.

     Otherwise, we do not anticipate needing to raise additional capital resources in the next twelve months.


                                      25


     Until the offering is complete and the operations return to cash flow positive, our President may be willing to fund the operations on a limited basis in order to continue the business. Our principle source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Our primary activity will be to seek to find new customers. If we succeed in expanding our client base and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Plan of Operation

     Our plan for the twelve months immediately after the closing of this offering is to operate at a profit or at break even. Our plan is to generate sufficient additional sales within our present organizational structure and resources with the possible development of a new model of our kiln to return to profitability in our operations.

     Currently, we are conducting business in only one location in the Denver Metropolitan area. We have no plans to expand into other locations or areas. The timing of the completion of the milestones needed to become profitable are not directly dependent on the success of this Offering. We believe that we can return to profitability as we are presently organized with sufficient business.

     Other than the shares offered by this prospectus no other source of capital has been identified or sought.

     If we are not successful in our operations we will be faced with several options:

     1. Cut back operations as much as possible and attempt to wait out the downturn in the business;
     2.   Cease operations and go out of business;
     3.   Continue to seek alternative and acceptable sources of capital;
     4.   Bring in additional capital that may result in a change of control;
          or
     5. Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources

     Currently, we have sufficient capital to implement our business operations or to sustain them for the next twelve months. If we can become profitable, we could operate at our present level indefinitely.

     If we raise less than the maximum in this offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this registration statement. If we only raise the minimum offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this registration statement. With the proceeds of only the minimum offering, we believe that we can adjust our sales and expenses to operate for at least one year before we become profitable or go out of business.

Proposed Milestones to Implement Business Operations

     At the present time, we are operating from one location in the Denver Metropolitan area. Our plan is to return our operation to profitability by the end of our next fiscal year. We estimate that we must generate approximately $1,200 - $1,500 in sales per month to return to the level of profitability.


                                      26


     We believe that we can be profitable or at break even by the end of the fiscal year ending December 31, 2011, because with a renewed effort to market our business, we believe that we can increase sales back to the target levels. Based upon our current plans, we believe that we can control our expenses which are closely tied to our level of business activity so that cash generated from operations is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $18,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

     We expect to incur minimal operating losses for one or two more quarters until we complete this offering. We expect approximately $1,200 to $1,500 per month in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

     No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed. We expect to continue to generate and increase sales, but there can be no assurance we will generate sales sufficient to continue operations or to expand.

     We also are planning to rely on the possibility of referrals from clients and will strive to satisfy our clients. We believe that referrals will be an effective form of advertising because of the quality of service that we bring to clients. We believe that satisfied clients will bring more and repeat clients.

     In the next 12 months, we intend to spend a small amount of funds (depending on amount of offering proceeds) on research and development of new models of our kiln. We do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements

     We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.


                                      27


Seasonality

     We do not expect our sales to be impacted by seasonal demands for our products and services.


                           DESCRIPTION OF PROPERTY

     The Company conducts its business within the facilities of Mile Hi Ceramics, Inc. ("Mile Hi") and uses their office space and manufacturing facilities pursuant to an oral arrangement with Mr. Pool, the President of both entities. The Company incurred annual rent expense of $4,050 during 2008 and 2009. The offices are located at 77 Lipan Street, Denver, Colorado 80223.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to the use of the facilities of Mile Hi Ceramics, Inc. discussed in the paragraph above, the Company also uses the labor of several employees of Mile Hi and reimburses Mile Hi at a rate determined by Mr. Pool, who is President of both entities. The Company paid Mile Hi $1,350 in 2008 and $1,350 in 2009 for labor/assembly work performed by Mile Hi employees. The Company's Board of Directors has determined that the value of the office and manufacturing space and the value of the labor are equivalent to rates for similar rates and services in the Denver area.


          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. As of September 30, 2010, we had four holders of our common stock.

     The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

     A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.


                                      28


     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     contains a description of the broker's or dealer's duties to the client and of the rights and remedies available to the client with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

     contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     contains a toll-free telephone number for inquiries on disciplinary actions;

     defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

     The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the client:

     the bid and offer quotations for the penny stock;

     the compensation of the broker-dealer and its salesperson in the transaction;

     the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     monthly account statements showing the market value of each penny stock held in the client's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

     Once our registration statement under Form S-1 has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our

                                      29



independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

     The stock transfer agent for our securities is Corporate Stock Transfer, Inc., of Denver, Colorado. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800.


                     SUBSCRIPTION AGREEMENT AND PROCEDURES

     We will accept no subscriptions or indications of interest until our registration statement is effective. At that point, all subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the shares subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

     In order to subscribe for shares, a prospective investor must deliver the following documents to us:

     1. a complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

     2. a complete and executed investor suitability questionnaire, in the form provided by us, if we find it necessary; and

     3. the full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to Zen Raku Enterprises, Inc. - Corporate Stock Transfer, Inc. Escrow Account.


                           EXPERTS AND LEGAL COUNSEL

     Our financial statements included in this prospectus have been audited by independent certified public accountants. We include those financial statements in reliance on the report of the firm of Cordovano and Honeck LLP, of Englewood, Colorado, given upon their authority as experts in accounting and auditing.

     The law firm of Jin, Schauer & Saad LLC of Denver, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.



                                      30



                            AVAILABLE INFORMATION

     We have filed this registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.
Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec. 15(d) of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F. Street N.E., Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.






















                                      31



                           ZEN RAKU ENTERPRISES, INC.
                          Index to Financial Statements

                                                                        Page

Report of Independent Registered Public Accounting Firm ...............  F-2

Balance Sheets at September 30, 2010 (unaudited) and 2009
  (unaudited), and at December 31, 2009 and 2008 ......................  F-3

Statements of Operations for the nine months ended September 30,
  2010 (unaudited) and 2009 (unaudited), and for the years ended
  December 31, 2009 and 2008 ..........................................  F-4

Statement of Changes in Shareholders' Equity (Deficit) for the
  period from January 1, 2008  through December 31, 2009, and for the nine months ended September 30, 2010 (unaudited).................  F-5

Statements of Cash Flows for the nine months ended September 30,
  2010 (unaudited) and 2009 (unaudited), and for the years ended
  December 31, 2009 and 2008 ..........................................  F-6

Notes to Financial Statements .........................................  F-7
























                                      F-1



           Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Zen Raku Enterprises, Inc.:

We have audited the accompanying balance sheets of Zen Raku Enterprises, Inc. as of December 31, 2009 and 2008, and the related statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zen Raku Enterprises, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, a significant portion of the Company's sales are conducted with a related party. In addition, the Company incurs rent, labor, and management services to this same related party. Related party transactions are not considered to be arm's length transactions under generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and has suffered operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado
July 2, 2010


                                      F-2



                           ZEN RAKU ENTERPRISES, INC.
                                 Balance Sheets

                                    September 30,             December 31,
                                   2010        2009        2009       2008
                                 --------    --------    --------   --------
                               (Unaudited) (Unaudited)
     Assets

Current assets:
  Cash                           $    139    $  3,067    $  1,939   $  2,010
  Account receivable:
   Trade                            1,691           -           -        609
   Related party (Note 2)           4,085       1,409       2,659     10,983
  Due to related party (Note 2
   and Note 3)                          -           -           -      4,971
  Inventory                         1,463       5,102       3,926      2,023
  Prepaid expenses                  5,677         646       8,958          -
                                 --------    --------    --------   --------
     Total current assets          13,055      10,224      17,482     20,596

Equipment, net of accumulated
  depreciation of $80 (unaudited),
  $-0- (unaudited), $-0-, and $-0-,
  Respectively                        987           -           -          -
                                 --------    --------    --------   --------
     Total assets                $ 14,042    $ 10,224    $ 17,482   $ 20,596
                                 ========    ========    ========   ========

     Liabilities and Shareholders' Deficit

Current liabilities:
  Accounts payable               $    571    $    809    $    904   $  3,337
  Indebtedness to related parties
   (Note 2)                        26,602      20,016      19,156     22,337
                                 --------    --------    --------   --------
     Total current liabilities     27,173      20,825      20,060     25,674
                                 --------    --------    --------   --------

Shareholders' deficit (Note 3):
  Preferred stock, no par value;
   1,000,000 shares authorized,
   -0- (unaudited), -0- (unaudited),
   -0-, and -0- shares issued
   and outstanding                      -           -           -          -
  Common stock, no par value;
   50,000,000 shares authorized,
   9,500,000 (unaudited), 8,000,000
   (unaudited), 9,500,000 and
   8,000,000 shares issued and
   outstanding, respectively       29,155      14,155      29,155     14,155
  Common stock subscription
   Receivable                           -           -      (5,000)         -
  Retained deficit                (42,286)    (24,756)    (26,733)   (19,233)
                                 --------    --------    --------   --------

     Total shareholders'
      Deficit                     (13,131)    (10,601)     (2,578)    (5,078)
                                 --------    --------    --------   --------
     Total liabilities and
      shareholders' deficit      $ 14,042    $ 10,224    $ 17,482   $ 20,596
                                 ========    ========    ========   ========

See accompanying notes to financial statements.



                                      F-3


                           ZEN RAKU ENTERPRISES, INC.
                            Statements of Operations

                                        For the
                                   Nine Months Ended     For the Year Ended
                                    September 30,            December 31,
                                 --------------------    --------------------
                                   2010        2009        2009       2008
                                 --------    --------    --------   --------
                               (Unaudited) (Unaudited)

Product sales:
 Related party (Note 2)          $  1,704    $  2,629    $  3,879   $  5,809
 Other                              4,532       5,207       6,133      8,888
Cost of sales:
 Related party (Note 2)             1,013       1,013       1,350      1,350
 Other                              3,503       5,672       6,451     11,275
                                 --------    --------    --------   --------
     Gross profit                   1,720       1,151       2,211      2,072
                                 --------    --------    --------   --------
Operating expenses:
 Professional fees                  9,150           -         750      1,050
 Rent, related party (Note 2)       3,038       3,038       4,050      4,050
 Management, related party
  (Note 2)                          3,375       3,375       4,500      4,500
 Other                              1,186         222         430        402
                                 --------    --------    --------   --------
     Total operating expenses      16,749       6,635       9,730     10,002

     Loss from operations         (15,029)     (5,484)     (7,519)    (7,930)

Other income and (expense):
 Interest income                        -         101         101        273
 Interest expense                    (524)       (140)        (82)      (306)
                                 --------    --------    --------   --------
                                  (15,553)     (5,523)     (7,500)    (7,963)

Income tax provision (Note 4)           -           -           -          -
                                 --------    --------    --------   --------
     Net loss                    $(15,553)   $ (5,523)   $ (7,500)  $ (7,963)
                                 ========    ========    ========   ========

Basic and diluted loss per share $  (0.00)   $  (0.00)   $  (0.00)  $  (0.00)
                                 ========    ========    ========   ========

Basic and diluted weighted
 average common shares
 outstanding                    9,500,000*  8,000,000   8,125,000*  8,000,000
                                =========   =========   =========   =========

* Restated for common stock split (see Note 3)

See accompanying notes to financial statements.



                                      F-4


                           ZEN RAKU ENTERPRISES, INC.
                Statement of Changes in Stockholders' Deficit

                         Preferred Stock       Common Stock
                         ---------------    -----------------   Common Stock  Retained
                         Shares   Amount     Shares    Amount   Subscription  Deficit    Total
                         ------   ------    ---------  -------  ------------  --------  --------
Balance at
 January 1, 2008              -   $    -*   8,000,000  $14,155  $      -      $(11,270) $  2,885

Net loss for the year
 ended December 31,
 2008                         -        -            -        -         -        (7,963)   (7,963)
                         ------   ------    ---------  -------  --------      --------  --------

Balance at December 31,
  2008                        -        -*   8,000,000   14,155         -       (19,233)   (5,078)

November 2009, common
 shares sold in private
 placement offering
 ($.01 per share)
 (Note 3)                     -        -    1,500,000   15,000    (5,000)            -    10,000

Net loss for the year
 ended December 31, 2009      -        -            -        -                  (7,500)   (7,500)
                         ------   ------    ---------  -------  --------      --------  --------

Balance at December 31,
 2009                         -        -    9,500,000   29,155    (5,000)      (26,733)   (2,578)

January 2010, collection
 of 2009 common stock
 subscription (Note 3)        -        -            -        -     5,000             -     5,000

Net loss for the nine
 months ended September
 30, 2010 (unaudited)         -        -            -        -         -       (15,553)  (15,553)
                         ------   ------    ---------  -------  --------      --------  --------

Balance at September 30,
 2010 (unaudited)             -   $    -    9,500,000  $29,155  $      -      $(42,286) $(13,131)
                         ======   ======    =========  =======  ========      ========  ========

* Restated for common stock split (see Note 3)

See accompanying notes to financial statements.




                                      F-5


                          ZEN RAKU ENTERPRISES, INC.
                          Statements of Cash Flows

                                        For the
                                   Nine Months Ended     For the Year Ended
                                    September 30,            December 31,
                                 --------------------    --------------------
                                   2010        2009        2009       2008
                                 --------    --------    --------   --------
                               (Unaudited) (Unaudited)

Cash flows from operating
activities:
 Net loss                        $(15,553)   $ (5,523)   $ (7,500)  $ (7,963)
 Adjustments to reconcile net
 loss to net cash used in
 operating activities:
  Depreciation                         80           -           -          -
  Changes in operating assets
   and liabilities:
    Accounts and other
     receivables                   (3,117)     10,654       8,434     (1,181)
    Inventory                       2,463      (3,079)     (1,903)     1,069
    Prepaid expenses                3,281        (646)     (8,957)       167
    Accounts payable                 (333)     (2,528)     (2,427)     3,253
                                 --------    --------    --------   --------
     Net cash used in operating
      activities                  (13,179)     (1,122)    (12,353)    (4,655)
                                 --------    --------    --------   --------

Cash flows from Investing
activities:
 Purchases of equipment            (1,067)          -           -          -
 Proceeds from collection of
  related party loan                    -       2,179       4,500          -
                                 --------    --------    --------   --------
     Net cash provided by (used
      in) investing activities     (1,067)      2,179       4,500          -
                                 --------    --------    --------   --------

Cash flows from financing
activities:
 Proceeds from sale of common
  stock (Note 3)                    5,000           -      10,000          -
 Proceeds from shareholder loan     7,446           -           -      9,900
 Payments on shareholder loan           -           -      (2,218)    (3,395)
                                 --------    --------    --------   --------
     Net cash provided by
      financing activities         12,446           -       7,782      6,505
                                 --------    --------    --------   --------

     Net change in cash            (1,800)      1,057         (71)     1,850

Cash, beginning of period           1,939       2,010       2,010        160
                                 --------    --------    --------   --------
Cash, end of period              $    139    $  3,067    $  1,939   $  2,010
                                 ========    ========    ========   ========

Supplemental disclosure of cash
flow information:
 Cash paid during the period for:
  Income taxes                   $      -    $      -    $      -   $      -
                                 ========    ========    ========   ========
  Interest                       $    524    $     76    $     76   $    305
                                 ========    ========    ========   ========

See accompanying notes to financial statements.


                                      F-6



                           ZEN RAKU ENTERPRISES, INC.
                         NOTES TO FINANCIAL STATEMENTS


(1)   Organization and Summary of Significant Accounting Policies

Organization and Basis of Presentation

Zen Raku Enterprises, Inc. (the "Company") was incorporated in the state of Colorado on May 28, 2004. The Company manufactures a pottery kiln for sale to the public under the name "Zen Raku Kiln." The Company maintains an inventory of materials to produce the kilns. The Company's pottery kilns are manufactured as orders are received.

The Company's office space and its manufacturing facilities are provided by an affiliate, Mile Hi Ceramics, Inc. ("Mile Hi"), under an arrangement with their common shareholder. In addition, the Company's principle shareholder provides management services to the Company (See Note 2).

Unaudited Financial Statements

The financial data presented as of and for the nine months ended September 30, 2010 and 2009 are unaudited. In the opinion of management, the unaudited financial statements include all adjustments which are necessary in order to make the unaudited interim financial statements not misleading.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses and has negative working capital and a net capital deficiency at September 30, 2010 (unaudited), and December 31, 2009 and 2008. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to generate the necessary cash flows with increased sales revenue and a reduction of general and administrative expenses over the next 12 months. However, should the Company's operations not provide sufficient cash flow; the Company has plans to raise additional working capital through equity financings. There is no assurance the Company will be successful in producing increased sales revenues, attaining profitability, or obtaining additional funding through equity financings.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and


                                      F-7


the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at September 30, 2010 (unaudited) and 2009 (unaudited), and December 31, 2009 and 2008.

Accounts Receivable

Accounts receivable consists of amounts due from customers related to the Company's sale of its Zen Raku Kiln. The Company considers accounts more than 30 days old to be past due. The Company maintains no allowances for potential losses on uncollectible accounts receivable as it considers all accounts receivable to be fully collectible. For the nine months ended September 30, 2010 (unaudited) and 2009 (unaudited), and the years ended December 31, 2009 and 2008, the Company experienced no losses on uncollectible trade accounts receivable. The Company generally does not require collateral for its accounts receivable.

Inventory

Inventory, consisting of materials used to manufacture the Zen Raku Kiln, is stated at the lower of cost (first-in, first out method) or market.

Equipment and Depreciation

Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, currently set at five years. Expenditures for additions and improvements are capitalized, while repairs and maintenance costs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is recorded in the year of disposal.

Earnings (Loss) per Common Share

Basic net income per share is computed by dividing the net income available to common shareholders (the numerator) for the period by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At September 30, 2010 (unaudited) and 2009 (unaudited), and December 31, 2009 and 2008, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 - "Accounting for Income Taxes", formerly SFAS 109 and FIN 48. ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.


                                      F-8



The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The Company has identified its federal tax return and its state tax return in Colorado as "major" tax jurisdictions, as defined. We are not currently under examination by the Internal Revenue Service or any other jurisdiction. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company's financial condition, results of operations, or cash flow. Therefore, no reserves for uncertain income tax positions have been recorded.

Fair Value of Financial Instruments

ASC subtopic 825-10 requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term obligations, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value should be based on assumptions that market participants would use, including a consideration of non-performance risk.

In determining fair value, the Company uses various valuation methodologies and prioritizes the use of observable inputs. The availability of observable inputs varies by instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the marketplace and may require management judgment.

The Company assesses the inputs used to measure fair value using a three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market:

     * Level 1 - inputs include quoted prices for identical instruments and are the most observable.
     * Level 2 - inputs include quoted prices for similar assets and observable inputs such as interest rates, currency exchange rates and yield curves.
     * Level 3 - inputs are not observable in the market and include management's judgments about the assumptions market participants would use in pricing the asset or liability.



                                      F-9


Revenue Recognition Policy

Sales revenue is recognized when the shipment of product is made to the customer and collection is probable.

Concentration of Credit Risk

The Company operates in one industry segment and sells one product with customers located in the continental United States. Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable. As of September 30, 2010 and 2009, and December 31, 2009 and 2008; 71% (unaudited), 100% (unaudited), 100% and 95%, respectively, of the Company's accounts receivables were owed from one related party (see Note 2).

Recent Accounting Standards

In August 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-22 (ASU 2010-22), Accounting for Various Topics -- Technical Corrections to SEC Paragraphs - An announcement made by the staff of the U.S. Securities and Exchange Commission. This Accounting Standards Update amends various SEC paragraphs based on external comments received and the issuance of SAB 112, which amends or rescinds portions of certain SAB topics. The Company does not expect the provisions of ASU 2010-22 to have a material effect on the financial position, results of operations or cash flows of the Company.

In August 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-21 (ASU 2010-21), Accounting for Technical Amendments to Various SEC Rules and Schedules: Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company does not expect the provisions of ASU 2010-21 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-20 (ASU 2010-20), Receivables (Topic 310):
Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. The amendments in this Update are to provide financial statement users with greater transparency about an entity's allowance for credit losses and the credit quality of its financing receivables. The disclosures about activity that occurs during the reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the provisions of ASU 2010-20 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.


                                      F-10


In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU No. 2010-09 "Subsequent Events (ASC Topic 855) Amendments to Certain Recognition and Disclosure Requirements" ("ASU No. 2010-09"). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company's financial position and results of operations.

In January 2010, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2010-06, Improving Disclosures about Fair Value Measurements. ASU No. 2010-06 amends FASB Accounting Standards Codification ("ASC") 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers' disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company's condensed consolidated financial statements.

(2)  Related Party Transactions

Rent and Services

The Company conducts its operations within the headquarters of Mile Hi and uses Mile Hi's office space, manufacturing facilities and labor. The Board of Directors of the Company has estimated the value of such an arrangement to be $9,900 per year, based on rates for similar space and services in the local area. Such estimates were approved by the board of directors. The Company reimburses Mile Hi through an arrangement with its common shareholder.

During the nine months ended September 30, 2010 and 2009, the Company recorded $3,038 (unaudited)and $3,038 (unaudited), respectively as rent expense, related party in the accompanying financial statements.

During the year ended December 31, 2009 and 2008, the Company recorded $4,050 and $4,050, respectively as rent expense, related party in the accompanying financial statements.

During the years ended December 31, 2009 and 2008 and the nine months ended September 30, 2010, the Company's principle shareholder charged his time and effort to the Company at the rate of $4,500 per year.

The Company recognized labor expense of $1,013 (unaudited) during each of the nine month periods ended September 30, 2010 and 2009 in order to allocate assembling charge by Mile Hi's employees. Labor expenses are included in cost of goods sold.


                                      F-11


The Company recognized labor expense of $1,350 during each of the years ended December 31, 2009 and 2008 in order to allocate assembling charge by Mile Hi's employees. Labor expenses are included in cost of goods sold. The Company periodically reviews the estimated rate.

At September 30, 2010 and 2009, the Company owed Mile Hi $26,602 (unaudited) and $20,016 (unaudited), respectively, for unpaid rent, labor, and management fees. These amounts are included as Indebtedness to related parties in the accompanying financial statements.

At December 31, 2009 and 2008, the Company owed Mile Hi $5,337 and $19,800, respectively, for unpaid rent, labor, and management fees. These amounts are included as Indebtedness to related parties in the accompanying financial statements.

Product Sales

The Company's sales to Mile Hi totaled $1,704 (unaudited) and $2,629 (unaudited), respectively, for the nine months ended September 30, 2010 and 2009. These sales made up 27% (unaudited) and 34% (unaudited) of the Company's total sales for the nine months ended September 30, 2010 and 2009, respectively. Such sales are reflected as related party transactions in the accompanying financial statements. In addition, accounts receivable owed from Mile Hi totaled $1,691 (unaudited) and $-0- (unaudited), respectively, as of September 30, 2010 and 2009 and are reflected in the accompanying financial statements as Accounts receivable, related party.

The Company's sales to Mile Hi totaled $3,879 and $5,809, respectively, for the years ended December 31, 2009 and 2008. These sales made up 39% and 40% of the Company's total sales for the years ended December 31, 2009 and 2008, respectively. Such sales are reflected as related party transactions in the accompanying financial statements. In addition, accounts receivable owed from Mile Hi totaled $2,659 and $10,983, respectively, as of December 31, 2009 and 2008 and are reflected in the accompanying financial statements as Accounts receivable, related party.

Due From Related Party

The Company loaned $6,000 to Mile Hi for working capital in July 2007. During 2008, Mile Hi paid the balance down to $4,971. As of December 31, 2009, the balance was paid in full.

Working Capital Loans

The Company's CEO loaned $9,379 to the Company for working capital in 2006. The loan carries a six percent interest rate and is due on demand. As of December 31, 2008, the obligation was reduced to $2,537. During 2009, the CEO loaned the Company an additional $10,000. As of December 31, 2009, the total balance owed to the Company's CEO was $13,819. During the nine months ended September 30, 2010, the CEO loaned the Company an additional $7,446 (unaudited). As of September 30, 2010, the total balance owed to the Company's CEO was $21,265 (unaudited), which is included as Indebtedness to related parties in the accompanying financial statements.


                                      F-12

(3)  Shareholders' Equity

Preferred Stock

According to its Articles of Incorporation, (1) the Company may issue up to 1,000,000 shares of no par value preferred stock; and (2) the preferences, rights and restrictions are to be fixed by the Board of Directors prior to issuance.

Common Stock

According to its Articles of Incorporation, (1) the Company may issue up to 50,000,000 shares of one class, with unlimited voting rights, all with no par value stock.

On November 1, 2009, Board of Directors authorized an 8,000 for 1 split of the Corporation's common stock with a record date of October 31, 2009. The stock split increased the number of issued and outstanding common shares from 1,000 to 8,000,000. Shares issued prior to October 31, 2009 have been retroactively restated to reflect the impact of the stock split.

On November 1, 2009, the Board of Directors authorized sale of 1,500,000 shares of the Corporation's no par value common stock at a price of $0.01 per share to three accredited investors; two of which are directors of the Company. The Company received $10,000 in proceeds from the stock sale as of December 31, 2009. The remaining $5,000 is reported as Common stock subscription receivable at December 31, 2009. The $5,000 subscription was collected in January 2010.

(4)  Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                           September 30,
                                               2010        2009     2008
                                           -------------  -------  -------
                                            (Unaudited)
U.S. statutory federal rate .............      15.00%      15.00%   15.00%
State rate, net of federal benefits .....       3.94%       3.94%    3.94%
Permanent differences ...................          -           -        -
Net operating loss for which no
 tax benefit is currently available .....     -18.94%      -18.94%  -18.94%
                                              ------       ------   ------
                                                   -            -        -
                                              ======       ======   ======

At September 30, 2010, deferred tax assets consisted of a net tax asset of $8,007, due to operating loss carryforwards of $42,286 which was fully allowed for in the valuation allowance of $8,007. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the nine months ended September 30, 2010 totaled $2,945. The current tax benefit also totaled $2,945 for the nine months ended September 30, 2010.


                                      F-13


At December 31, 2009, deferred tax assets consisted of a net tax asset of $5,062, due to operating loss carryforwards of $26,733 which was fully allowed for in the valuation allowance of $5,062. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended December 31, 2009 and 2008 totaled $1,420 and $1,508, respectively. The current tax benefit also totaled $1,420 and $1,508, respectively, for the years ended December 31, 2009 and 2008. The net operating loss carryforward expires through the year 2029.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should we undergo an ownership change as defined in Section 382 of the Internal Revenue Code, our net tax operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.






















                                      F-14



                                    ANNEX A

               Form of Common Stock Subscription Agreement


Zen Raku Enterprises, Inc.
77 Lipan Street
Denver, Colorado  80223

Gentlemen:

     This subscription agreement relates to the offer made by Zen Raku Enterprises, Inc., a Colorado corporation (the "Company"), to sell between $50,000 (the "Minimum Offering") and $200,000 (the "Maximum Offering") in shares of Company's common stock (the "Shares"), pursuant to the prospectus filed with the SEC, and as same may be amended or supplemented from time to time (the "Prospectus"). The undersigned has received a copy of the Prospectus and wishes to purchase Shares on the terms, and subject to the conditions, set forth below and in the Prospectus. The undersigned understands that pending sale of the $50,000 minimum, all proceeds will be held in a non-interest bearing escrow account by the Escrow Agent for this offering.

1.   Subscription

     1.1 The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this Subscription Agreement (the "Agreement"), for the purchase of the number of Shares, at the price per Share, set forth on the signature page to the Agreement. The undersigned hereby delivers to the Company (i) an executed copy of this Agreement, and (ii) personal, bank, cashier's check or wire transfer for the aggregate purchase price, as reflected on the signature page to this Agreement (the "Purchase Price") payable to "Corporate Stock Transfer, Inc., Escrow Agent, for Zen Raku Enterprises, Inc., as Escrow Agent", as follows:

                                [Escrow Agent]
                                   [Bank]
                              [ABA Routing No.]
                                [Account No.]
                                 [Reference]

     1.2 The Purchase Price and the executed Agreement will be held, for the benefit of the undersigned until accepted by the Company. If the Agreement is not accepted by _____ , 2011 (the "Termination Date"), then, the Purchase Price will be promptly returned to the undersigned.

     1.3 After a determination has been made by the Company to accept this subscription, the payment will be retained in the Escrow Account until such time as the $50,000 minimum has been reached, at which time the funds will be
released to the Company.   If the minimum amount is not raised before the
Termination Date, the funds will be returned promptly to the undersigned.

2. Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for any reason whatsoever. The shares will be offered at a price of $0.50 per share for a period of one hundred and twenty (120) days from the date of the Prospectus, subject to a ninety (90) day extension, for a potential total of 210 days.

                                      A-1



3. Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company that the undersigned has received the Prospectus.

4. The type of ownership in which the undersigned is applying to purchase Shares is as follows: (Check One)

_______     INDIVIDUAL OWNERSHIP (One signature required)

_______     JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)

_______ TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

_______ CORPORATION (Please include Certified Corporate Resolution authorizing signature)

_______ PARTNERSHIP (Please include a copy of the Statement of Partnership or Partnership Agreement authorizing signature)

_______     COMMUNITY PROPERTY (Two signatures required)

_______     TENANTS-IN-COMMON (Both parties must sign)


5.   Miscellaneous.

     5.1 Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

     5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without regard to principles of conflicts of laws.

6. The undersigned hereby subscribes for __________ Shares at $.50 per Share for an aggregate purchase price of $__________.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

















                                      A-2





     IN WITNESS WHEREOF, the undersigned has executed this Agreement this _______ day of ______________________, 2010.


                              ________________________________________
                              Name(s) of Subscriber(s)

Address

_____________________________
_____________________________
_____________________________
_____________________________

Social Security or Tax I.D. No.

_____________________________

Purchaser Representative (if any)

_____________________________


Name and Address

_____________________________
_____________________________
_____________________________


                                  ACCEPTANCE

     The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to Shares.


Dated: ____________               Zen Raku Enterprises, Inc.


                                  By_____________________________
                                    Authorized Officer














                                    A-3




               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

     Legal fees and costs                         $25,000.00
     Accounting                                     7,500.00
     Registration fees                                 14.26
     Printing of Prospectus                         1,000.00
     Miscellaneous                                  1,485.74
                                                  ----------
          TOTAL                                   $35,000.00
                                                  ==========

Item 14.  Indemnification of Directors and Officers.

     Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

     Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

     Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

     On January 31, 2005, we issued 1,000 shares of our common stock to Zen
Z. Pool, III Living Trust for $100. On November 1, 2009 we completed an eight thousand for one forward stock split and increased the shares owned by Mr. Pool to a total of 8,000,000.

     During December 2009, we issued common shares at $0.01 per share for cash to the following persons and entities:


                                     II-1


           Name               Number of Shares     Consideration
           ----               ----------------    ---------------
Zen Z. Pool                       500,000         $ 5,000 in cash
Underwood Family Partners         500,000         $ 5,000 in cash
Walter C. Nathan                  500,000         $ 5,000 in cash
                                ---------         ------
     Total                      1,500,000         $15,000 in cash

     In all of the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of accredited investors, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments.

     In all of the transactions shown above, we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported in this section.

     There have been no further issuances of securities through the date of this Registration Statement.

Item 16.  Exhibits and Financial Statement Schedules.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number     Description
-------    -----------

   3.1     Articles of Incorporation
   3.2     Bylaws
   5.1     Opinion re: Legality
   9.0     Form of Escrow Agreement
  23.1     Consent of Independent Auditors
  23.2     Consent of Counsel (See Exhibit 5.1)

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


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          (c)  Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     2. For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


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                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Denver, State of Colorado.

                                 Zen Raku Enterprises, Inc.



Date: December 23, 2010          By:/s/ Zen Z. Pool
                                    Zen Z. Pool, III, President and Chief
                                    Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: December 23, 2010          By:/s/ Zen Z. Pool, III
                                    Zen Z. Pool, III, President and Chief
                                    Executive Officer and Director
                                   (Chief Executive Officer)


Date: December 23, 2010          By:/s/ Walter C. Nathan
                                    Walter C.  Nathan
                                    Treasurer and Director
                                    (Principal Accounting Officer and
                                    Principal Financial Officer)



Date: December 23, 2010          By:/s/ Susan Pool
                                    Susan Pool, Secretary and Director













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